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                                                                    EXHIBIT 99.1

                           CODA MUSIC TECHNOLOGY, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned shareholder hereby appoints John W. Paulson and Barbara
S. Remley and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock of Coda Music Technology,
Inc. held of record as of                 , 2000, which the undersigned would be
entitled to vote if personally present at the Special Meeting of Shareholders to
be held on                 , 2000, at         a.m., local time, at the Company's
corporate  headquarters,  located at 6210 Bury Drive,  Eden  Prairie,  Minnesota
55346, and at any adjournment or adjournments thereof, upon the following matters:

1. To amend the Articles of Incorporation to increase the authorized common stock from 15,000,000 to 50,000,000 shares and to change the name of the company to Net4Music Inc. effective upon the closing of the transaction with the Net4Music S.A. shareholders.

         [ ] FOR                [ ] AGAINST                   [ ]ABSTAIN

2. To approve a 1,700,000 share increase in the number of shares reserved for Coda's 1992 Stock Option Plan.

         [ ] FOR                [ ]AGAINST                    [ ]ABSTAIN

3. To issue up to 16,600,000 shares of common stock, which shares will be issued to shareholders of Net4Music S.A. in exchange for the capital stock of Net4Music S.A. based upon the conversion ratio described in the accompanying Proxy Statement/Prospectus.

         [ ] FOR                [ ]AGAINST                    [ ]ABSTAIN

         This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will be voted FOR approval of each proposal. If this proxy is not returned, the effect will be a vote against each proposal. The persons acting as proxies will have discretion to vote on any other matters properly presented for consideration at the Special Meeting or any adjournment or adjournments thereof in accordance with their best judgment.

         IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

Dated:
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                                 (Please sign name exactly as it appears hereon)


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                                 (Signature of joint owner, if any)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO CODA MUSIC TECHNOLOGY, INC., 6210 BURY DRIVE, EDEN PRAIRIE, MINNESOTA 55346, ATTENTION: BARBARA S. REMLEY.